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                                   EXHIBIT 4.3
                   COMMON STOCK PURCHASE WARRANT CERTIFICATE



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THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER
THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED OR SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS OR UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.


                    COMMON STOCK PURCHASE WARRANT CERTIFICATE

                              Dated: 24th May 1999

                  to Purchase 250,000 Shares of Common Stock of

                   INTERNATIONAL MICROCOMPUTER SOFTWARE, INC.


INTERNATIONAL MICROCOMPUTER SOFTWARE, INC., a California corporation (the "COMPANY"), hereby certifies that BAYSTAR CAPITAL, L.P., a Delaware limited partnership, its permissible transferees, designees, successors and assigns (collectively, the "HOLDER"), for value received, is entitled to purchase from the Company at any time commencing on May 24, 1999 ("ISSUANCE DATE") and terminating on the fourth anniversary of the Issuance Date up to Two Hundred Fifty Thousand (250,000) shares (each a "SHARE" and collectively the "SHARES") of the Company's common stock (the "COMMON STOCK"), at an initial exercise price of $7.5946 , subject to adjustment as provided in Sections 1(c) and 4 hereof (as so adjusted, the "EXERCISE PRICE"). The number of Shares purchasable hereunder is subject to adjustment as provided in Section 4 hereof.

               1. Exercise of Warrants.

                  (a) Upon presentation and surrender of this Common Stock Purchase Warrant Certificate ("WARRANT CERTIFICATE" or "CERTIFICATE"), or a Lost Certificate Affidavit (as defined below), accompanied by a completed Election to Purchase in the form attached hereto as Exhibit A (the "ELECTION TO PURCHASE") duly executed, at the principal office of the Company at 75 Rowland Way, Novato, CA 94949, Attn: Chief Financial Officer, together with a check payable to the Company in the amount of the Exercise Price multiplied by the number of Shares being purchased, the Company or the Company's Transfer Agent as the case may be, shall, within three (3) trading days of receipt of the foregoing, deliver to the Holder hereof, certificates of fully paid and non-assessable Common Stock which in the aggregate represent the number of Shares being purchased. The certificates so delivered shall be in such denominations as may be reasonably requested by the Holder and shall be registered in the name of the Holder or such other name as shall be designated by the Holder. All or less than all of the Warrants represented by this Certificate may be exercised and, in case of the exercise of less than all, the Company, upon surrender hereof, will at the Company's expense deliver to the Holder a new Warrant





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Certificate or Certificates (in such denominations as may be requested by the
Holder) of like tenor and dated the date hereof entitling said holder to purchase the number of Shares represented by this Certificate which have not been exercised and to receive Registration Rights with respect to such Shares, and all other rights with respect to the shares which the Holder has on the date hereof.

                  (b) Cashless Exercise. Notwithstanding the foregoing provision regarding payment of the Exercise Price in cash, the Holder may elect, in the Holder's sole discretion on a case by case basis, to receive a reduced number of Shares in lieu of tendering the Exercise Price in cash ("CASHLESS EXERCISE"). In such case, the number of Shares to be issued to the Holder shall be computed using the following formula:

               X = Y(A-B)
                   ------
                      A

where:     X = the number of Shares to be issued to the Holder;

           Y = the number of Shares to be exercised under this Warrant
               Certificate;

           A = the Market Value (defined below) of one share of Common Stock on the day immediately prior to the date that the Election to Purchase is duly surrendered to the Company for full or partial exercise; and

           B = the Exercise Price.

The term "MARKET VALUE" means, for any security as of any date, the twenty-day average closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg Financial Markets or a comparable reporting service of national reputation selected by the Company and reasonably acceptable to the Holder if Bloomberg Financial Markets is not then reporting closing bid prices of such security (collectively, "BLOOMBERG"), or if the foregoing does not apply, (ii) if such Common Stock is not then listed or admitted for trading on any national securities exchange but is designated as a national market system security by the NASD, the last reported trading price of the Common Stock on such date, or in the case no such sale takes place on such date, or if the Common Stock is not so designated, the average of the closing bid and asked prices of the Common Stock on such date as shown by the NASD automated quotations system, or (iii) if such Common Stock is not then listed or admitted for trading on any national exchange or quoted in the over-the-counter market, the fair value thereof (as of a date which is within 20 days of the date as of which the determination is to be made) determined in good faith by the Board of Directors of the Company and the Holder, provided, however, that if such parties are unable to reach agreement within a reasonable period of time, the Market Value shall be determined in good faith by an independent investment banking firm selected by the Company and the Holder or, if that selection cannot be made within ten days, by an independent investment banking firm selected by the American Arbitration Association in accordance with its rules, and provided, further, that the Company shall pay all of the fees and expenses of any third parties incurred in connection with determining the Market Value.





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                  (c) Adjustment to Exercise Price. On the date that is one year following the date of issuance of this Warrant Certificate (the "RESET DATE"), if the Reset Exercise Price is lower than the original exercise price of this Warrant Certificate, then the Exercise Price shall be adjusted to, and shall thereafter equal, the Reset Exercise Price. For purposes hereof, the "RESET EXERCISE PRICE" shall equal the greater of (i) 115% of the average of the closing bid prices of the Common Stock, as reported on the national exchange or market upon which the Common Stock is then listed, for the twenty (20) trading days immediately preceding the Reset Date and (ii) 70% of the Closing Price.

               2. Exchange, Transfer and Replacement.

                  (a) At any time prior to the exercise hereof, this Warrant certificate may be exchanged upon presentation and surrender to the Company, alone or with other Warrant Certificates of like tenor of different denominations registered in the name of the same Holder, together with a duly executed Assignment in substantially the form and substance of the Form of Assignment which accompanies this Warrant Certificate. The Warrant Certificate or Certificates shall be exchanged for another Warrant Certificate or Certificates of like tenor in the name of such Holder and/or the transferees named in such Assignment, exercisable for the aggregate number of Shares as the Certificate or Certificates surrendered, provided that the Company shall not be obligated to issue exchange or transfer Certificates for an exchange or transfer of less than 12,000 shares. The Company shall issue any Warrant Certificates reflecting such transfer or assignment (including such portion of this Warrant Certificate, if any, as shall not have been transferred or assigned) within three (3) business days after receipt of the requisite Warrant Certificate(s) and duly completed Assignment.

                  (b) Replacement of Warrant Certificate. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant Certificate and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company (collectively, a "LOST CERTIFICATE AFFIDAVIT"), or, in the case of any such mutilation, upon surrender and cancellation of this Warrant Certificate, the Company, at its expense, will execute and deliver in lieu thereof, a new Warrant Certificate of like tenor.

                  (c) Cancellation; Payment of Expenses. Upon the surrender of this Warrant Certificate in connection with any transfer, exchange or replacement as provided in this Section 2, this Warrant Certificate shall be promptly canceled by the Company. The Company shall pay all taxes (other than securities transfer taxes) and all other expenses (other than legal expenses, if any, incurred by the Holder or transferees) and charges payable in connection with the preparation, execution and delivery of Warrant Certificates pursuant to this Section 2.

                  (d) Warrant Register. The Company shall maintain, at its principal executive offices (or at the offices of the transfer agent for the Warrant Certificate or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant Certificate (the "WARRANT REGISTER"), in which the Company shall record the name





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and address of the person in whose name this Warrant Certificate has been issued, as well as the name and address of each permitted transferee and each prior owner of this Warrant Certificate.

               3. Rights and Obligations of Holders of this Certificate. The Holder of this Certificate shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or in equity; provided, however, that in the event any certificate representing shares of Common Stock or other securities is issued to the holder hereof upon exercise of some or all of the Warrants, such holder shall, for all purposes, be deemed to have become the holder of record of such Common Stock on the date on which this Warrant Certificate, together with a duly executed Purchase Form, was surrendered and payment of the aggregate Exercise Price was made, irrespective of the date of delivery of such share certificate.

               4. Adjustments. For purposes of this Section 4, "ADDITIONAL SHARES OF COMMON STOCK" shall have the meaning given to that term in the Convertible Senior Subordinated Notes of the Company dated as of the Issuance Date. In order to prevent dilution of the rights granted under this Warrant Certificate, the closing bid prices for any days during any measuring period for determination of the Reset Exercise Price prior to any of the events set forth below (the "ADJUSTING CLOSING BID PRICES") and the Exercise Price will be subject to adjustment from time to time as provided in this Section 4; provided that no such adjustment will be made in connection with the issuance, within 60 days of the Closing Date, to The Learning Company (or any affiliate thereof) of Common Stock or options to purchase Common Stock in an amount not to exceed 200,000 shares:

                  (a) Dividends and Distributions. If the Company shall declare or pay to the Holders of the Common Stock a dividend or other distribution payable in shares of Common Stock or any other security convertible into or exchangeable for shares of Common Stock, the Holder of this Warrant Certificate thereafter surrendered for exercise shall be entitled to receive the number of shares of Common Stock or other securities convertible into or exchangeable for shares of Common Stock, as applicable, which the Holder would have owned or been entitled to receive after the declaration and payment of such dividend or other distribution as if this Warrant Certificate had been exercised immediately prior to the record date for the determination of stockholders entitled to receive such dividend or other distribution.

                  (b) Stock Splits and Combinations. If the Company shall subdivide (by means of any stock split, stock dividend, recapitalization or otherwise) the outstanding shares of Common Stock into a greater number of shares of Common Stock, or combine (by means of any combination, reverse stock split or otherwise) the outstanding shares of Common Stock into a lesser number of shares, or issue by reclassification of shares of Common Stock any shares of the Company, the Exercise Price and the Adjusting Closing Bid Prices in effect immediately prior to any Reset Exercise Price shall be adjusted so that the Holder shall be entitled to receive the number of shares of Common Stock which the Holder would have owned or been entitled to receive after the happening of any and each of the events described above if this Warrant Certificate had been converted immediately prior to the happening of each such event on the day upon which such subdivision or combination, as the case may be, becomes effective.





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                  (c) Organic Changes. In case the Company shall effect an
Organic Change (as defined in the Convertible Senior Subordinated Notes of the Company dated as of the Issuance Date), then the Holder shall be given a written notice from the Company informing such Holder of the terms of such Organic Change and of the record date thereof for any distribution pursuant thereto, at least twenty (20) days in advance of such record date, and, if such record date shall precede the Maturity Date, the Holder shall have the right thereafter to receive, upon exercise of the Warrant Certificate, the number of shares of stock or other securities, property or assets of the Company, or its successor or transferee or any affiliate thereof, or cash receivable upon or as a result of such Organic Change that would have been received by a holder of the number of shares of Common Stock equal to the number of shares the Holder would have received had such Holder converted the Warrant Certificate prior to such event at the Exercise Price immediately prior to such event. In any such case, the Company will make appropriate provision (in form and substance reasonably satisfactory to the Holder) with respect to such Holder's rights and interests to insure that the provisions of this Section 4(c) will thereafter be applicable to the Warrant Certificate (including, in the case of any such Organic Change in which the successor entity or purchasing entity is other than the Company, an immediate adjustment of the Exercise Price to the value for the Common Stock reflected by the terms of such Organic Change, if the value so reflected is less than the Exercise Price in effect immediately prior to such Organic Change). The Company will not effect any such Organic Change unless prior to the consummation thereof the successor entity (if other than the Company) resulting from such Organic Change assumes, by written instrument (in form and substance satisfactory to the Holder), the obligation to deliver to Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to acquire. The provisions of this subparagraph
(iii) shall similarly apply to successive Organic Changes.

                  (d) Deemed Issuances. For the purpose of making any adjustment to the Exercise Price under Section 4(f) below, if the Company in any manner grants any rights or options to subscribe for or to purchase one or more classes of its Common Stock (other than pursuant to an Approved Stock Plan, pursuant to a transaction that would not constitute the issuance of Additional Shares of Common Stock, or upon exercise of the Warrant Certificate) or any stock or other securities convertible into or exchangeable for Common Stock (such rights or options being herein called "OPTIONS" and such convertible or exchangeable stock or securities being herein called "CONVERTIBLE SECURITIES"), and if the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold, by the Company hereunder, into the aggregate consideration received, or deemed to have been received hereunder, by the Company, for the issue of such Additional Shares of Common Stock (computed without reference to any additional or similar protective or antidilution clauses) (the "EFFECTIVE PRICE"), is less than the Exercise Price immediately prior to such time, then the Company shall be deemed to have issued, at the time of the issuance of such Options or Convertible Securities, that number of Additional Shares of Common Stock that is equal to the maximum number of shares of Common Stock issuable upon exercise or exercise of such Options or Convertible Securities upon their issuance and to have received, as the aggregate consideration received for the issuance of such shares, an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such Options or Convertible Securities, plus, in the case of such Options, the minimum amounts of consideration, if any,





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payable to the Company upon the exercise in full of such Options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the exercise or exchange thereof; provided that:

                      (i) if the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, then the Company shall be deemed to have received the minimum amounts of consideration without reference to such clauses;

                      (ii) if the minimum amount of consideration payable to the Company upon the exercise of Options or the exercise or exchange of Convertible Securities is reduced over time or upon the occurrence or non-occurrence of specified events other than by reason of antidilution or similar protective adjustments, then the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; and

                      (iii) if the minimum amount of consideration payable to the Company upon the exercise of such Options or the conversion or exchange of Convertible Securities is subsequently increased, then the Effective Price shall again be recalculated using the increased minimum amount of consideration payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                      No further adjustment of the Exercise Price, adjusted upon the issuance of such Options or Convertible Securities, shall be made as a result of the actual issuance of shares of Common Stock on the exercise of any such Options or the conversion or exchange of any such Convertible Securities.

                  (e) Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for any class of Common Stock be reduced at any time below the Exercise Price immediately prior to such change, the Exercise Price at the time of such change shall be adjusted, effective on and after the date of such change, to the Exercise Price which would have been in effect on the date of such change had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold; provided that no adjustment shall be made if such adjustment would result in an increase of the Exercise Price then in effect.

                  (f) Issuance of Additional Shares of Common Stock. In case the Company at any time or from time to time after the date hereof shall issue or sell Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 4(b), (d) and (e)), without consideration or for a consideration per share less than the Exercise Price immediately prior to such issue or sale, then, and in such case, the Exercise Price shall be reduced, to a price determined by multiplying such Exercise Price by a fraction:





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                  (A) the numerator of which shall be the sum of (i) the number of shares of Common Stock outstanding immediately prior to such issue or sale and (ii) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of such Additional Shares of Common Stock so issued or sold would purchase at the Market Price; and

                  (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such issue or sale, provided, that, for the purposes of this Section 4(f), immediately after any Additional Shares of Common Stock are deemed to have been issued pursuant to Section 4(b), (d) or
(e), (x) such Additional Shares of Common Stock shall be deemed to be outstanding, and (y) treasury shares of Common Stock shall not be deemed to be outstanding.

                  (g) Other Dilutive Events. In case any event shall occur as to which the provisions of this Section 4 are not strictly applicable or if strictly applicable would not fairly protect the exercise rights of the Holder in accordance with the essential intent and principles of this Section 4, then, in each such case, the Board of Directors of the Company shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to preserve, without dilution, the exercise rights represented by this Warrant Certificate.

                  (h) No Dilution or Impairment. The Company shall not, by amendment of its certificate of incorporation or through any Organic Changes or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant Certificate, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against dilution or other impairment. Without limiting the generality of the foregoing, the Company (i) shall take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock, free from all taxes, liens, security interests, encumbrances, preemptive rights and charges on the exercise of this Warrant Certificate from time to time outstanding, (ii) shall not take any action which results in any adjustment of the Exercise Price or the Adjusting Closing Bid Prices if the total number of shares of Common Stock issuable after the action upon the exercise of this Warrant Certificate would exceed the total number of shares of Common Stock then authorized by the Company's certificate of incorporation and available for the purpose of issue upon such exercise, (iii) shall not permit the par value of any shares of stock receivable upon the exercise of this Warrant Certificate to exceed the amount payable therefor upon such exercise and (iv) shall not issue any capital stock of any class which is preferred as to dividends or as to the distribution of assets upon voluntary or involuntary dissolution, liquidation or winding-up, unless the rights of the Holder thereof shall be limited to a fixed sum or percentage of par value or a sum determined by reference to a formula by a financial institution or a similar indicator of interest rates in respect of participation in dividends and to a fixed sum or percentage of par value in any such distribution of assets.

                  (i) Notices.





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                             (A) Immediately upon any adjustment pursuant hereto
of the Exercise Price or the Adjusting Closing Bid Prices, the Company will give written notice thereof to the Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.

                             (B) The Company will give written notice to the
Holder at the time it notifies its common shareholders (I) with respect to any dividend or distribution upon the Common Stock, or (II) for determining rights to vote with respect to any Organic Change, dissolution or liquidation; provided that in no event shall such notice be provided to the Holder prior to such information being made known to the public.

                             (C) The Company will also give written notice to
the Holder at least twenty (20) days prior to the date on which any Organic Change, dissolution or liquidation will take place.

                  (j) Further Adjustments. Successive adjustments in the Exercise Price and Adjusting Closing Bid Prices shall be made whenever any event specified above shall occur. All calculations under this Section 4 shall be made to the nearest cent. No adjustment in the Exercise Price or the Adjusting Closing Bid Prices shall be made if the amount of such adjustment would be less than $0.01, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward shall aggregate $0.01 or more.

               5. Company's Representations.

                  (a) The Company covenants and agrees that all shares of Common Stock issuable upon exercise of this Warrant Certificate will, upon delivery, be duly and validly authorized and issued, fully-paid and non-assessable and free from all taxes liens, claims and encumbrances.

                  (b) The Company covenants and agrees that it will at all times reserve and keep available an authorized number of shares of its Common Stock and other applicable securities sufficient to permit the exercise in full of all outstanding options, warrants and rights, including this Warrant Certificate.

                  (c) The Company has taken all necessary action and proceedings as required and permitted by applicable law, rule and regulation, for the legal and valid issuance of this Warrant Certificate to the Holder under this Warrant Certificate.

               6. Registration Rights. The Holder is entitled to such registration rights with respect to the Shares as are set forth in the Registration Rights Agreement dated as of May 24, 1999, by and between the Company and the Holder (the "REGISTRATION RIGHTS AGREEMENT"), including the right to assign such rights to certain assignees as provided therein.

               7. Issuance of Certificates. Within three (3) trading days of receipt of a duly completed Election to Purchase form, together with this Certificate and payment of the Exercise





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Price, the Company, at its expense, will cause to be issued in the name of and delivered to the Holder of this Warrant, a certificate or certificates for the number of fully paid and non-assessable shares of Common Stock to which that holder shall be entitled on such exercise. In lieu of issuance of a fractional share upon any exercise hereunder, the Company will pay the cash value of that fractional share, calculated on the basis of the Exercise Price.

               8. Disposition of Warrants or Shares. The Holder of this Warrant Certificate, each transferee hereof and any holder and transferee of any Shares, by his or its acceptance thereof, agrees that no public distribution of Warrants or Shares will be made in violation of the provisions of the 1933 Act. It shall be a condition to the transfer of the Warrants that any transferee thereof deliver to the Company his or its written agreement to accept and be bound by all of the relevant terms and conditions contained in this Warrant Certificate and in the Securities Purchase Agreement.

               9. Notices. Except as otherwise specified herein to the contrary, all notices, requests, demands and other communications required or desired to be given hereunder shall only be effective if given in writing by certified or registered U.S. mail with return receipt requested and postage prepaid; by private overnight delivery service (e.g. Federal Express); by facsimile transmission (if no original documents or instruments must accompany the notice); or by personal delivery. Any such notice shall be deemed to have been given (a) five business days following the mailing thereof, if mailed by certified or registered U.S. mail as specified above; (b) on the business day immediately following deposit with a private overnight delivery service if sent by said service; (c) upon receipt of confirmation of transmission if sent by facsimile transmission; or (d) upon personal delivery of the notice. All such notices shall be sent to the following addresses (or to such other address or addresses as a party may have advised the other in the manner provided in this
Section 10):

               If to the Company:

                      International Microcomputer Software, Inc.
                      75 Rowland Way
                      Novato, California 94949
                      Telephone:   (415) 257-3000
                      Facsimile:   (415) 897-2544
                      Attention:   Chief Financial Officer

               With a copy to:

                      Fenwick & West LLP
                      Two Palo Alto Square
                      Palo Alto, California 94306
                      Telephone:   (650) 858-7600
                      Facsimile:   (650) 494-1417
                      Attention:   C. Kevin Kelso, Esq.





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               If to the Holder:

                      BayStar Capital, L.P.
                      1500 West Market Street, Suite 200
                      Mequon, WI  53092
                      Telephone:   (414) 241-7728
                      Facsimile:   (414) 241-7704
                      Attention:   Brian Davidson

              With a copy to:

                      BayStar Capital, L.P.
                      505 Montgomery Street, 20th Floor
                      San Francisco, CA  94111
                      Telephone:   (415) 835-7260
                      Facsimile:   (415)
                      Attention:   Steven Lamar

               With a copy to:

                      Latham & Watkins
                      505 Montgomery Street, Suite 1900
                      San Francisco, CA 94111
                      Telephone:   (415) 391-0600
                      Facsimile:   (415) 395-8095
                      Attention:   Warren Lilien, Esq.

Notwithstanding the time of effectiveness of notices set forth in this Section, an Election to Purchase shall not be deemed effectively given until it has been duly completed and submitted to the Company together with the original Warrant Certificate to be exercised and payment of the Exercise Price in a manner set forth in this Section.

               10. Governing Law. This Warrant Certificate and all rights and obligations hereunder shall be deemed to be made under and governed by the laws of the State of California without giving effect to its conflicts of laws provisions. The Holder hereby irrevocably consents to the venue and jurisdiction of the State and Federal Courts located in the State of California.

               11. Successors and Assigns. This Warrant Certificate shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

               12. Headings. The headings of various sections of this Warrant Certificate have been inserted for reference only and shall not affect the meaning or construction of any of the provisions hereof.





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               13. Severability. If any provision of this Warrant Certificate is held to be unenforceable under applicable law, such provision shall be excluded from this Warrant Certificate, and the balance hereof shall be interpreted as if such provision were so excluded.

               14. Modification and Waiver. This Warrant Certificate and any provision hereof may be amended, waived, discharged or terminated only by an instrument in writing signed by the Company and the Holder.

               15. Specific Enforcement. The Company and the Holder acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Warrant Certificate were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Warrant Certificate and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which either of them may be entitled by law or equity.


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               IN WITNESS WHEREOF, the Company has caused this Warrant
Certificate to be duly executed, manually or by facsimile, by one of its officers thereunto duly authorized.



                                     INTERNATIONAL MICROCOMPUTER SOFTWARE, INC., a California corporation



Date: _____________________________   By:  _____________________________________
                                           Name:
                                           Title:

































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

                              ELECTION TO PURCHASE


                          To Be Executed by the Holder
                      in Order to Exercise the Common Stock
                          Purchase Warrant Certificate


               The undersigned Holder hereby elects to exercise _______ of the Warrants represented by the attached Common Stock Purchase Warrant Certificate, and to purchase the shares of Common Stock issuable upon the exercise of such Warrants, and requests that certificates for securities be issued in the name of:

         _______________________________________________________________
                     (Please type or print name and address)

         _______________________________________________________________

         _______________________________________________________________

         _______________________________________________________________
                 (Social Security or Tax Identification Number)

and delivered to: ______________________________________________________________

_______________________________________________________________________________.
         (Please type or print name and address if different from above)

If such number of Warrants being exercised hereby shall not be all the Warrants evidenced by the attached Common Stock Purchase Warrant Certificate, a new Common Stock Purchase Warrant Certificate for the balance of such Warrants shall be registered in the name of, and delivered to, the Holder at the address set forth below.

               [In full payment of the purchase price with respect to the Warrants exercised and transfer taxes, if any, the undersigned hereby tenders payment of $_______ by check, money order or wire transfer payable in United States currency to the order of International Microcomputer Software, Inc.] or [The undersigned elects cashless exercise in accordance with Section 1(b) of the Common Stock Purchase Warrant Certificate.]

               Holder hereby represents and covenants that it has complied with, or will comply with, any and all prospectus delivery requirements with respect to its sale of the Common Stock of the Company being purchased herewith.



                                      HOLDER:



Date: _____________________________   By:  _____________________________________
                                           Name:
                                           Title:
                                           Address: ____________________________

                                                    ____________________________

                                                    ____________________________

                               FORM OF ASSIGNMENT
                   (To be signed only on transfer of Warrant)



For value received, the undersigned hereby sells, assigns, and transfers unto the right represented by the within Warrant to purchase ______ shares of Common Stock of International Microcomputer Software, Inc., to which the within Warrant relates, and appoints ________________ Attorney to transfer such right on the books of International Microcomputer Software, Inc., with full power of substitution of premises.



Date: _____________________________   By:  _____________________________________
                                           Name:
                                           Title:
                                      (signature must conform to name of holder
                                      as specified on the face of the Warrant)

                                      Address: _________________________________

                                               _________________________________

                                               _________________________________

Signed in the presence of:


_________________________________